Cloudflare Announces Third Quarter 2025 Financial Results

•Third quarter revenue totaled $562.0 million, representing an increase of 31% year-over-year
•GAAP loss from operations of $37.5 million, or 7% of total revenue, and non-GAAP income from operations of $85.9 million, or 15% of revenue
•Delivered RPO year-over-year growth of 43% and Current RPO year-over-year growth of 30%
San Francisco, CA, October 30, 2025 — Cloudflare, Inc. (NYSE: NET), the leading connectivity cloud company, today announced financial results for its third quarter ended September 30, 2025.

“Our excellent third quarter results clearly demonstrate our increasing momentum, with revenue growth accelerating for the second consecutive quarter to 31 percent year-over-year. Great companies innovate and execute, and we continue to deliver on both," said Matthew Prince, co-founder & CEO of Cloudflare. "We're shipping capabilities at an unmatched pace. This dramatically increases the value we deliver, expands our reach, and builds the rails for the next decade of Internet growth. I’m proud of our work being a key player in fundamentally shaping the future business model of the Internet. And, we’re just getting started.”

Third Quarter Fiscal 2025 Financial Highlights

•Revenue: Total revenue of $562.0 million, representing an increase of 31% year-over-year.
•Gross Profit: GAAP gross profit was $415.7 million, or 74.0% gross margin, compared to $334.1 million, or 77.7%, in the third quarter of 2024. Non-GAAP gross profit was $423.1 million, or 75.3% gross margin, compared to $339.1 million, or 78.8%, in the third quarter of 2024.
•Operating Income (Loss): GAAP loss from operations was $37.5 million, or 6.7% of revenue, compared to $30.8 million, or 7.2% of revenue, in the third quarter of 2024. Non-GAAP income from operations was $85.9 million, or 15.3% of revenue, compared to $63.5 million, or 14.8% of revenue, in the third quarter of 2024.
•Net Income (Loss): GAAP net loss was $1.3 million, compared to $15.3 million in the third quarter of 2024. GAAP net loss per basic and diluted share was $0.00, compared to $0.04 in the third quarter of 2024. Non-GAAP net income was $102.6 million, compared to $72.6 million in the third quarter of 2024. Non-GAAP net income per diluted share was $0.27, compared to $0.20 in the third quarter of 2024.
•Cash Flow: Net cash flow from operating activities was $167.1 million, compared to $104.7 million for the third quarter of 2024. Free cash flow was $75.0 million, or 13% of revenue, compared to $45.3 million, or 11% of revenue, in the third quarter of 2024.
•Cash, cash equivalents, and available-for-sale securities were $4,043.5 million as of September 30, 2025.

The section titled "Non-GAAP Financial Information" below describes our usage of non-GAAP financial measures. Reconciliations between historical GAAP and non-GAAP information are contained at the end of this press release following the accompanying financial data.

Financial Outlook

For the fourth quarter of fiscal 2025, we expect:

•Total revenue of $588.5 to $589.5 million
•Non-GAAP income from operations of $83.0 to $84.0 million
•Non-GAAP net income per share of $0.27, utilizing weighted average common shares outstanding of approximately 377 million

For the full year fiscal 2025, we expect:

•Total revenue of $2,142.0 to $2,143.0 million
•Non-GAAP income from operations of $297.0 to $298.0 million
•Non-GAAP net income per share of $0.91, utilizing weighted average common shares outstanding of approximately 370 million

These statements are forward-looking and actual results may differ materially. Refer to the Forward-Looking Statements safe harbor below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

Leadership Update

CJ Desai will step down as our President of Product & Engineering effective November 7, 2025 to accept the role of Chief Executive Officer at another notable, publicly-traded company.

Conference Call Information

Cloudflare will host an investor conference call to discuss its third quarter ended September 30, 2025 earnings results today at 2:00 p.m. Pacific time (5:00 p.m. Eastern time). Interested parties can access the call by dialing (646) 968-2727 or toll-free at (888) 596-4244 with conference ID 3723782. A live webcast of the conference call will be accessible from the investor relations website at https://cloudflare.NET. A replay will be available approximately two hours after the conclusion of the live event and will remain available for approximately one year.

Supplemental Financial and Other Information

Supplemental financial and other information can be accessed through the Company’s investor relations website at https://cloudflare.NET.

Non-GAAP Financial Information

Cloudflare believes that the presentation of non-GAAP financial information provides important supplemental information to management and investors regarding financial and business trends relating to the Company’s financial condition and results of operations. Reconciliations of non-GAAP financial measures to the most directly comparable financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty of expenses that may be incurred in the future. For further information regarding why Cloudflare believes that these non-GAAP measures provide useful information to investors, the specific manner in which management uses these measures, and some of the limitations associated with the use of these measures, please refer to the “Explanation of Non-GAAP Financial Measures” section at the end of this press release.

Available Information

Cloudflare intends to use its press releases, website, investor relations website, news site, blog, X account, Facebook account, and Instagram account, in addition to filings made with the Securities and Exchange Commission (SEC) and public conference calls, as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which statements involve substantial risks and uncertainties. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expect,” “explore,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential,” or “continue,” or the negative of these words, or other similar terms or expressions that concern our expectations, strategy, plans, or intentions. However, not all forward-looking statements contain these identifying words. Forward-looking statements expressed or implied in this press release include, but are not limited to, statements regarding our future financial and operating performance, our reputation and performance in the market, general market trends, our estimated and projected revenue, non-GAAP income from operations and non-GAAP net income per share, shares outstanding, the benefits to customers from using our products, the expected functionality and performance of our products, the demand by customers for our products, our plans and objectives for future operations, growth, initiatives, or strategies, our market opportunity, and comments made by our CEO and others. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including: the impact of adverse macroeconomic conditions on our and our customers’, vendors’, and partners’ operations and future financial performance; the impact of the conflicts in the Middle East and Ukraine and other areas of geopolitical tension around the world, or any potential worsening or expansion of those conflicts or geopolitical tensions, other geopolitical events such as elections and other governmental changes, and threats of tariffs and other impediments to cross-border trade; our history of net losses; risks associated with managing our growth; our ability to attract and retain new customers (including new large customers); our ability to retain and upgrade paying customers and convert free customers to paying customers; our ability to expand the number of products we sell to paying customers; our ability to effectively increase sales to large customers; our ability to increase brand awareness; our ability to continue to innovate and develop new products and product features; our ability to generate demand for our products; our ability to effectively attract, train, and retain our sales force to be able to sell our existing and new products and product features; our sales team’s productivity; our ability to effectively attract, integrate and retain key personnel; problems with our internal systems, network, or data, including actual or perceived breaches or failures; rapidly evolving technological developments in the market, including advancements in AI; length of our sales cycles and the timing of payments by our customers; activities of our paying and free customers or the content of their websites and other Internet properties that use our network and products; foreign currency fluctuations; changes in the legal, tax, and regulatory environment applicable to our business; and other general market, political, economic, and business conditions. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in our filings with the SEC, including our Quarterly Report on Form 10-Q filed on July 31, 2025, as well as other filings that we may make from time to time with the SEC.

The forward-looking statements made in this press release relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements.

About Cloudflare

Cloudflare, Inc. (NYSE: NET) is the leading connectivity cloud company on a mission to help build a better Internet. It empowers organizations to make their employees, applications and networks faster and more secure everywhere, while reducing complexity and cost. Cloudflare’s connectivity cloud delivers the most full-featured, unified platform of cloud-native products and developer tools, so any organization can gain the control they need to work, develop, and accelerate their business.

Powered by one of the world’s largest and most interconnected networks, Cloudflare blocks billions of threats online for its customers every day. It is trusted by millions of organizations – from the largest brands to entrepreneurs and small businesses to nonprofits, humanitarian groups, and governments across the globe.

Learn more about Cloudflare’s connectivity cloud at cloudflare.com/connectivity-cloud. Learn more about the latest Internet trends and insights at radar.cloudflare.com.

Investor Relations Information
Phil Winslow
ir@cloudflare.com

Press Contact Information
Daniella Vallurupalli
press@cloudflare.com

Source: Cloudflare, Inc.

CLOUDFLARE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenue	$562,027	$430,082	$1,553,430	$1,209,680
Cost of revenue(1)(2)	146,316	95,967	390,569	270,016
Gross profit	415,711	334,115	1,162,861	939,664
Operating expenses:
Sales and marketing(1)(2)(4)	236,309	185,221	669,679	553,824
Research and development(1)	120,956	110,911	370,602	301,161
General and administrative(1)(3)(6)	95,906	68,777	280,551	204,721
Total operating expenses	453,171	364,909	1,320,832	1,059,706
Loss from operations	(37,460)	(30,794)	(157,971)	(120,042)
Non-operating income (expense):
Interest income	42,529	22,471	89,334	65,438
Interest expense(5)	(2,912)	(1,433)	(5,879)	(3,751)
Other income (expense), net	(307)	(3,066)	(7,682)	(1,673)
Total non-operating income, net	39,310	17,972	75,773	60,014
Income (loss) before income taxes	1,850	(12,822)	(82,198)	(60,028)
Provision for income taxes	3,140	2,509	7,992	5,924
Net loss	$(1,290)	$(15,331)	$(90,190)	$(65,952)
Net loss per share attributable to common stockholders, basic and diluted	$(0.00)	$(0.04)	$(0.26)	$(0.19)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	349,312	342,356	347,519	340,539
____________
(1) Includes stock-based compensation and related employer payroll taxes as follows:

Cost of revenue	$4,031	$2,943	$10,630	$8,776
Sales and marketing	34,787	24,677	101,810	71,081
Research and development	38,450	40,459	127,675	106,545
General and administrative	42,431	23,688	117,472	71,599
Total stock-based compensation and related employer payroll taxes	$119,699	$91,767	$357,587	$258,001
(2) Includes amortization of acquired intangible assets as follows:

Cost of revenue	$3,337	$2,054	$9,519	$8,364
Sales and marketing	362	363	1,167	1,301
Total amortization of acquired intangible assets	$3,699	$2,417	$10,686	$9,665
(3) Includes acquisition-related and other expenses as follows:

General and administrative	$—	$78	$112	$240
Total acquisition-related and other expenses	$—	$78	$112	$240
(4) Includes one-time compensation charge as follows:

Sales and marketing	$—	$—	$—	$15,000
Total one-time compensation charge	$—	$—	$—	$15,000

(5) Includes amortization of debt issuance costs as follows:

Interest expense	$2,441	$990	$4,630	$2,970
Total amortization of debt issuance costs	$2,441	$990	$4,630	$2,970
(6) Includes lease impairment charges as follows:

General and administrative	$—	$—	$3,840	$—
Total lease impairment charges	$—	$—	$3,840	$—

CLOUDFLARE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except par value)
(unaudited)

	September 30, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$1,052,644	$147,691
Available-for-sale securities	2,990,864	1,708,228
Accounts receivable, net	351,890	316,753
Contract assets	22,645	16,568
Restricted cash short-term	4,373	4,273
Prepaid expenses and other current assets	114,349	75,484
Total current assets	4,536,765	2,268,997
Property and equipment, net	588,361	467,420
Goodwill	181,087	181,087
Acquired intangible assets, net	18,411	21,865
Operating lease right-of-use assets	222,148	168,379
Deferred contract acquisition costs, noncurrent	194,035	172,217
Restricted cash	2,475	2,250
Other noncurrent assets	43,113	18,947
Total assets	$5,786,395	$3,301,162
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$85,878	$105,807
Accrued expenses and other current liabilities	92,514	81,602
Accrued compensation	90,201	80,854
Operating lease liabilities	65,321	47,626
Deferred revenue	598,978	477,765
Current portion of convertible senior notes, net	1,290,291	—
Total current liabilities	2,223,183	793,654
Convertible senior notes, net	1,972,707	1,287,321
Operating lease liabilities, noncurrent	173,432	128,266
Deferred revenue, noncurrent	45,900	22,095
Other noncurrent liabilities	24,157	23,625
Total liabilities	4,439,379	2,254,961
Stockholders’ Equity
Class A common stock; $0.001 par value; 2,250,000 shares authorized as of September 30, 2025 and December 31, 2024; 315,165 and 307,892 shares issued and outstanding as of September 30, 2025 and December 31, 2024, respectively	314	307
Class B common stock; $0.001 par value; 315,000 shares authorized as of September 30, 2025 and December 31, 2024; 35,037 and 36,963 shares issued and outstanding as of September 30, 2025 and December 31, 2024, respectively	35	37
Additional paid-in capital	2,525,193	2,152,750
Accumulated deficit	(1,192,830)	(1,102,640)
Accumulated other comprehensive income (loss)	14,304	(4,253)
Total stockholders’ equity	1,347,016	1,046,201
Total liabilities and stockholders’ equity	$5,786,395	$3,301,162

CLOUDFLARE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Nine Months Ended September 30,
	2025	2024
Cash Flows from Operating Activities
Net loss	$(90,190)	$(65,952)
Adjustments to reconcile net loss to cash provided by operating activities:
Depreciation and amortization expense	137,156	91,476
Non-cash operating lease costs	47,182	35,624
Amortization of deferred contract acquisition costs	73,700	56,707
Stock-based compensation expense	327,829	243,969
Amortization of debt issuance costs	4,630	2,970
Net accretion of discounts and amortization of premiums on available-for-sale securities	(21,544)	(33,980)
Deferred income taxes	(480)	(1,338)
Provision for bad debt	12,778	7,357
Other	3,074	361
Changes in operating assets and liabilities, net of effect of asset acquisitions and business combinations:
Accounts receivable, net	(47,915)	(12,016)
Contract assets	(6,077)	(2,417)
Deferred contract acquisition costs	(95,518)	(75,851)
Prepaid expenses and other current assets	(62,278)	(25,313)
Other noncurrent assets	4,442	621
Accounts payable	(4,329)	7,817
Accrued expenses and other current liabilities	17,610	7,631
Accrued compensation	9,347	3,685
Operating lease liabilities	(41,930)	(36,020)
Deferred revenue	145,018	46,933
Other noncurrent liabilities	198	857
Net cash provided by operating activities	412,703	253,121
Cash Flows from Investing Activities
Purchases of property and equipment	(230,427)	(111,884)
Capitalized internal-use software	(21,158)	(22,076)
Asset acquisitions and business combinations, net of cash acquired	(6,462)	(15,015)
Purchases of available-for-sale securities	(2,586,569)	(1,187,287)
Maturities of available-for-sale securities	1,328,956	1,173,041
Other investing activities	679	29
Net cash used in investing activities	(1,514,981)	(163,192)
Cash Flows from Financing Activities
Proceeds from settlement of the 2025 capped calls	309,616	—
Gross proceeds from issuance of 2030 convertible senior notes	2,000,000	—
Purchases of capped calls related to the 2030 convertible senior notes	(283,400)	—
Cash paid for issuance costs on 2030 convertible senior notes	(28,989)	—
Cash paid for issuance costs on revolving credit facility	—	(2,148)
Proceeds from the exercise of stock options	29,455	9,031
Proceeds from the early exercise of stock options	—	6
Proceeds from the issuance of common stock for employee stock purchase plan	13,057	10,455
Payment of tax withholding obligation on RSU settlement	(32,183)	(12,591)
Net cash provided by financing activities	2,007,556	4,753
Net increase in cash, cash equivalents, and restricted cash	905,278	94,682
Cash, cash equivalents, and restricted cash, beginning of period	154,214	91,224
Cash, cash equivalents, and restricted cash, end of period	$1,059,492	$185,906

CLOUDFLARE, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Reconciliation of cost of revenue:
GAAP cost of revenue	$146,316	$95,967	$390,569	$270,016
Less: Stock-based compensation and related employer payroll taxes	(4,031)	(2,943)	(10,630)	(8,776)
Less: Amortization of acquired intangible assets	(3,337)	(2,054)	(9,519)	(8,364)
Non-GAAP cost of revenue	$138,948	$90,970	$370,420	$252,876
Reconciliation of gross profit:
GAAP gross profit	$415,711	$334,115	$1,162,861	$939,664
Add: Stock-based compensation and related employer payroll taxes	4,031	2,943	10,630	8,776
Add: Amortization of acquired intangible assets	3,337	2,054	9,519	8,364
Non-GAAP gross profit	$423,079	$339,112	$1,183,010	$956,804
GAAP gross margin	74.0%	77.7%	74.9%	77.7%
Non-GAAP gross margin	75.3%	78.8%	76.2%	79.1%
Reconciliation of operating expenses:
GAAP sales and marketing	$236,309	$185,221	$669,679	$553,824
Less: Stock-based compensation and related employer payroll taxes	(34,787)	(24,677)	(101,810)	(71,081)
Less: Amortization of acquired intangible assets	(362)	(363)	(1,167)	(1,301)
Less: One-time compensation charge	—	—	—	(15,000)
Non-GAAP sales and marketing	$201,160	$160,181	$566,702	$466,442
GAAP research and development	$120,956	$110,911	$370,602	$301,161
Less: Stock-based compensation and related employer payroll taxes	(38,450)	(40,459)	(127,675)	(106,545)
Non-GAAP research and development	$82,506	$70,452	$242,927	$194,616
GAAP general and administrative	$95,906	$68,777	$280,551	$204,721
Less: Stock-based compensation and related employer payroll taxes	(42,431)	(23,688)	(117,472)	(71,599)
Less: Acquisition-related and other expenses	—	(78)	(112)	(240)
Less: Lease impairment charges	—	—	(3,840)	—
Non-GAAP general and administrative	$53,475	$45,011	$159,127	$132,882
Reconciliation of income (loss) from operations:
GAAP loss from operations	$(37,460)	$(30,794)	$(157,971)	$(120,042)
Add: Stock-based compensation and related employer payroll taxes	119,699	91,767	357,587	258,001
Add: Amortization of acquired intangible assets	3,699	2,417	10,686	9,665
Add: Acquisition-related and other expenses	—	78	112	240
Add: One-time compensation charge	—	—	—	15,000
Add: Lease impairment charges	—	—	3,840	—
Non-GAAP income from operations	$85,938	$63,468	$214,254	$162,864
GAAP operating margin	(6.7)%	(7.2)%	(10.2)%	(9.9)%
Non-GAAP operating margin	15.3%	14.8%	13.8%	13.5%

CLOUDFLARE, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Reconciliation of interest expense:
GAAP interest expense	$(2,912)	$(1,433)	$(5,879)	$(3,751)
Add: Amortization of debt issuance costs	2,441	990	4,630	2,970
Non-GAAP interest expense	$(471)	$(443)	$(1,249)	$(781)
Reconciliation of provision for income taxes:
GAAP provision for income taxes	$3,140	$2,509	$7,992	$5,924
Income tax effect of non-GAAP adjustments	21,922	7,346	50,566	19,718
Non-GAAP provision for income taxes	$25,062	$9,855	$58,558	$25,642
Reconciliation of net income (loss) and net income (loss) per share:
GAAP net loss attributable to common stockholders	$(1,290)	$(15,331)	$(90,190)	$(65,952)
Add: Stock-based compensation and related employer payroll taxes	119,699	91,767	357,587	258,001
Add: Amortization of acquired intangible assets	3,699	2,417	10,686	9,665
Add: Acquisition-related and other expenses	—	78	112	240
Add: One-time compensation charge	—	—	—	15,000
Add: Amortization of debt issuance costs	2,441	990	4,630	2,970
Add: Lease impairment charges	—	—	3,840	—
Income tax effect of non-GAAP adjustments	(21,922)	(7,346)	(50,566)	(19,718)
Non-GAAP net income	$102,627	$72,575	$236,099	$200,206

GAAP net loss per share, basic	$(0.00)	$(0.04)	$(0.26)	$(0.19)

GAAP net loss per share, diluted	$(0.00)	$(0.04)	$(0.26)	$(0.19)
Add: Stock-based compensation and related employer payroll taxes	0.34	0.27	1.03	0.76
Add: Amortization of acquired intangible assets	0.01	0.01	0.03	0.03
Add: Acquisition-related and other expenses	—	—	—	—
Add: One-time compensation charge	—	—	—	0.04
Add: Amortization of debt issuance costs	0.01	—	0.01	0.01
Add: Lease impairment charges	—	—	0.01	—
Income tax effect of non-GAAP adjustment	(0.06)	(0.02)	(0.15)	(0.06)
Effect of dilutive shares	(0.03)	(0.02)	(0.03)	(0.03)
Non-GAAP net income per share, diluted(1)	$0.27	$0.20	$0.64	$0.56

Weighted-average shares used in computing net loss per share attributable to common stockholders, basic	349,312	342,356	347,519	340,539
Weighted-average shares used in computing non-GAAP net income per share attributable to common stockholders, diluted	375,098	356,855	368,126	356,789
____________
(1) Totals may not sum due to rounding. Figures are calculated based upon the respective underlying non-rounded data.

CLOUDFLARE, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Free cash flow
Net cash provided by operating activities	$167,123	$104,727	$412,703	$253,121
Less: Purchases of property and equipment	(84,641)	(50,203)	(230,427)	(111,884)
Less: Capitalized internal-use software	(7,511)	(9,245)	(21,158)	(22,076)
Free cash flow	$74,971	$45,279	$161,118	$119,161
Net cash used in investing activities	$(629,518)	$(76,400)	$(1,514,981)	$(163,192)
Net cash provided by (used in) financing activities	$(3,569)	$(2,411)	$2,007,556	$4,753
Net cash provided by operating activities (percentage of revenue)	30%	24%	27%	21%
Less: Purchases of property and equipment (percentage of revenue)	(15)%	(11)%	(15)%	(9)%
Less: Capitalized internal-use software (percentage of revenue)	(2)%	(2)%	(2)%	(2)%
Free cash flow margin(1)	13%	11%	10%	10%

____________

(1) Totals may not sum due to rounding. Figures are calculated based upon the respective underlying non-rounded data.

Explanation of Non-GAAP Financial Measures

In addition to our results determined in accordance with generally accepted accounting principles in the United States (U.S. GAAP), we believe the following non-GAAP measures are useful in evaluating our operating performance. We use the following non-GAAP financial information to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with U.S. GAAP. In particular, free cash flow is not a substitute for cash provided by operating activities. Additionally, the utility of free cash flow as a measure of our liquidity is further limited as it does not represent the total increase or decrease in our cash balance for a given period. In addition, other companies, including companies in our industry, may calculate similarly-titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. A reconciliation is provided above for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with U.S. GAAP. Investors are encouraged to review the related U.S. GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable U.S. GAAP financial measures, and not to rely on any single financial measure to evaluate our business.

Items Excluded from Non-GAAP Measures. We exclude stock-based compensation expense, which is a non-cash expense, from certain of our non-GAAP financial measures because we believe that excluding this item provides meaningful supplemental information regarding operational performance. We exclude employer payroll tax expenses related to stock-based compensation, which is a cash expense, from certain of our non-GAAP financial measures because such expenses are dependent on the price of our Class A common stock and other factors that are beyond our control and do not correlate to the operation of our business. We exclude amortization of acquired intangible assets, which is a non-cash expense, related to business combinations from certain of our non-GAAP financial measures because such expenses are related to business combinations and have no direct correlation to the operation of our business. We exclude acquisition-related and other expenses from certain of our non-GAAP financial measures because such expenses are related to business combinations and have no direct correlation to the operation of our business. Acquisition-related and other expenses can be cash or non-cash expenses and include third-party transaction costs and compensation expense for key acquired personnel. We exclude lease impairment charges related to real estate leases, which is a non-cash expense, from certain of our non-GAAP financial measures because they are not indicative of the Company’s ongoing cost structure and core business performance. We exclude amortization of debt issuance costs, which is a non-cash expense, from certain of our non-GAAP financial measures because such expenses have no direct correlation to the operation of our business. We also excluded the one-time cash compensation charge incurred during the three months ended March 31, 2024 from certain of our non-GAAP financial measures because it was not attributable to services provided and did not correlate to the ongoing operation of our business.

Non-GAAP Gross Profit and Non-GAAP Gross Margin. We define non-GAAP gross profit and non-GAAP gross margin as U.S. GAAP gross profit and U.S. GAAP gross margin, respectively, excluding stock-based compensation and related employer payroll taxes and amortization of acquired intangible assets.

Non-GAAP Income from Operations and Non-GAAP Operating Margin. We define non-GAAP income from operations and non-GAAP operating margin as U.S. GAAP loss from operations and U.S. GAAP operating margin, respectively, excluding stock-based compensation expense and its related employer payroll taxes, amortization of acquired intangible assets, acquisition-related and other expenses, and lease impairment charges.

Non-GAAP Net Income and Non-GAAP Net Income per Share, Diluted. We define non-GAAP net income as GAAP net loss adjusted for stock-based compensation expense and its related employer payroll taxes, amortization of acquired intangible assets, acquisition-related and other expenses, amortization of issuance costs, lease impairment charges, and a non-GAAP provision for (benefit from) income taxes. Generally, the difference between our GAAP and non-GAAP income tax expense (benefit) is primarily due to adjustments in stock-based compensation and related employer payroll taxes, amortization of acquired intangibles associated with business combinations, acquisition-related and other expenses, amortization of issuance costs, and lease impairment charges. We define non-GAAP net income per share, diluted, as non-GAAP net income divided by the weighted-average common shares outstanding, adjusted for dilutive potential shares that were assumed outstanding during period. Currently, potential dilutive effect mainly consists of employee equity incentive plans and convertible senior notes. We believe that excluding these items from non-GAAP net income per share, diluted, provides management and investors with greater visibility into the underlying performance of our core business operating results.

Free Cash Flow and Free Cash Flow Margin. Free cash flow is a non-GAAP financial measure that we calculate as net cash provided by operating activities less cash used for purchases of property and equipment and capitalized internal-use software. Free cash flow margin is calculated as free cash flow divided by revenue. We believe that free cash flow and free cash flow margin are useful indicators of liquidity that provide information to management and investors about the amount of cash generated from our operations that, after the investments in property and equipment and capitalized internal-use software, can be used for strategic initiatives, including investing in our business, and strengthening our financial position. We believe that historical and future trends in free cash flow and free cash flow margin, even if negative, provide useful information about the amount of cash generated by our operating activities that is available (or not available) to be used for strategic initiatives. For example, if free cash flow is negative, we may need to access cash reserves or other sources of capital to invest in strategic initiatives. One limitation of free cash flow and free cash flow margin is that they do not reflect our future contractual commitments. Additionally, free cash flow does not represent the total increase or decrease in our cash balance for a given period.